EXHIBIT 4.2

THIS WARRANT AND THE SHARES PURCHASABLE HEREUNDER ARE SUBJECT TO

RESTRICTIONS ON TRANSFER AS SET FORTH HEREIN

WARRANT

Warrant Number:	#W 03-001

Date:	December 31, 2002

Registered Holder:	Avalanche Resources, Ltd.
8 Saddlewood Estates
Houston, Texas 77024

Shares Purchasable:	2,000,000

Exercise Price:	$ .60 per Share

1.    Basic Terms.    This Warrant certifies that, for value received, the Registered Holder or the Registered Holder’s registered assigns (“Holder”) is entitled subject to the terms and conditions of this Warrant to purchase the number of shares (the “Shares”) specified above of the common stock, par value $.001 per share (“the Common Stock”), of North American Technologies Group, Inc., a Delaware corporation (the “Corporation”), from the Corporation at the exercise price specified above (the “Exercise Price”). The number of Shares purchasable under this Warrant and the Exercise Price are subject to adjustment as provided below. All references in this Warrant to the Exercise Price and the number of Shares purchasable hereunder shall be to the Exercise Price and number of Shares after any adjustments are made thereto pursuant to this Warrant.

2.    Corporation’s Representations/Covenants.    The Corporation represents and covenants that subject to paragraph 9, the Shares issuable upon the exercise of this Warrant shall at delivery be fully paid and nonassessable and free from taxes, liens, encumbrances and charges with respect to their purchase.

3.    Method of Exercise; Fractional Shares.    This Warrant is exercisable at the option of Holder in whole at any time or in part from time to time on any business day during the period (the “Exercise Period”) beginning on January 1, 2004 and ending on December 31, 2008 at 5:00 p.m., Houston, Texas time. This Warrant may be exercised only by the surrender of this Warrant during the Exercise Period at the principal office of the Corporation or that of the transfer agent for the Common Stock, together with the executed exercise form (attached hereto), together with payment for the Shares purchased under this Warrant. The principal office of the Corporation is located at the address specified on the signature page of this Warrant; provided, however, that the Corporation may change its principal office upon notice to Holder. Payment for the Shares shall be made either in cash or by bank cashier’s check payable to the order of the Corporation. Upon the partial exercise of this Warrant, the Corporation shall issue to Holder a new Warrant of like tenor for the number of Shares not purchased upon such partial exercise and any previous exercises. This Warrant is not exercisable with respect to a fraction of a Share. In lieu of issuing a fraction of a Share remaining after exercise of this Warrant as to all full Shares covered by this Warrant, the Corporation shall pay for the fractional Share cash equal to the same fraction at the Exercise Price for such Share.

4.    Adjustment of Exercise Price.

(a)    The Exercise Price shall be adjusted as provided in paragraph 4(b) if at any time or from time to time after the date of this Warrant, any of the following events occurs:

(i)    the Corporation distributes shares of Common Stock as a dividend with respect to its outstanding shares of capital stock;

(ii)    subdivides its outstanding shares of Common Stock into a larger number of shares; or

(iii)    combines its outstanding shares of Common Stock into a smaller number of shares.

(b) Upon the occurrence of any event described in paragraph 4(a), the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction, the numerator of which is the total number of outstanding shares of Common Stock immediately prior to such event and the denominator of which is the total number of outstanding shares of Common Stock immediately after such event.

5.    Dissolution.    If a voluntary or involuntary dissolution or winding up of the Corporation (other than in connection with a consolidation or merger covered by paragraph 6 below) is at any time proposed during the Exercise Period, the Corporation shall give at least ninety days’ prior written notice to Holder. Such notice shall contain: (a) the date on which the transaction is to take place; (b) the record date (which shall be at least ninety days after the giving of the notice) as of which holders of shares of common stock of the Corporation will be entitled to receive distributions as a result of the transaction; (c) a brief description of the transaction; (d) a brief description of the distributions to be made to holders of Common Stock as a result of the transaction; and (e) an estimate of the fair value of the distributions. On the date of the transaction, if it actually occurs and notwithstanding any other provision of this Warrant, the Exercise Period shall terminate.

6.    Merger/Consolidation.    If the Corporation consolidates with or merges into another corporation, Holder shall thereafter be entitled to purchase on exercise of this Warrant, with respect to each Share purchasable under this Warrant immediately before the consolidation or merger becomes effective, the securities or other consideration to which a holder of one share of Common Stock of the Corporation is entitled in the consolidation or merger without any change in or payment in addition to the aggregate Exercise Price for all such Shares in effect immediately prior to the merger or consolidation. A sale or lease of all or substantially all the assets of the Corporation for a consideration (apart from the assumption of obligations) consisting primarily of securities is a consolidation or merger for the foregoing purposes. The Exercise Price for the shares of the successor shall be proportionately adjusted consistent with such conversion ratio. The Corporation shall provide Holder written notice of such merger or consolidation at least thirty days prior to the effective date thereof. Upon the effective date of such merger or consolidation the term “Corporation” hereunder shall refer to Corporation’s successor.

7.    Notice of Adjustment.    On the occurrence of an event requiring an adjustment of the Exercise Price or the Shares purchasable under this Warrant, the Corporation shall give written notice to Holder stating the adjusted Exercise Price and the adjusted number and kind of securities or other property purchasable under this Warrant resulting from the event and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based.

8.    Rights of Holder.    This Warrant does not entitle Holder to any voting rights or any other rights as a shareholder of the Corporation. No dividends are payable or will accrue on this Warrant or the Shares purchasable under this Warrant until, and except to the extent that, this Warrant is exercised. Upon the surrender of this Warrant and payment of the Exercise Price, Holder shall be treated as the record holder of such Shares as of the close of business on the date of the surrender of this Warrant for exercise.

9.    Transfer.

(a)    NEITHER THIS WARRANT NOR ANY SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS DEBENTURE HAS BEEN TAKEN BY THE REGISTERED OWNER FOR INVESTMENT, AND WITHOUT A VIEW TO RESALE OR DISTRIBUTION THEREOF, AND MAY NOT BE TRANSFERRED OR DISPOSED OF WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH TRANSFER OR DISPOSITION DOES NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, OR THE RULES AND REGULATIONS THEREUNDER OR THE SECURITIES LAWS OF ANY STATE.

(b)    No Shares may be transferred or disposed of without an opinion of counsel satisfactory to the Corporation that such transfer does not violate the Securities Act of 1933, as amended, or the rules and regulations thereunder, or the securities laws of any state. All certificates evidencing any Shares shall bear the following legend, in addition to any other legend required by law or otherwise:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN TAKEN BY THE REGISTERED OWNER FOR INVESTMENT, AND WITHOUT A VIEW TO RESALE OR DISTRIBUTION THEREOF, AND

MAY NOT BE TRANSFERRED OR DISPOSED OF WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER OR DISPOSITION DOES NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, OR THE RULES AND REGULATIONS THEREUNDER OR THE LAWS OF ANY STATE.”

(c)    Subject to the foregoing, this Warrant is transferable only on surrender of this Warrant to the Corporation with an assignment of this Warrant (in a form reasonably acceptable to the Corporation) duly executed by Holder.

10.    Substitution.    The Corporation will issue and deliver a new Warrant of like tenor to Holder upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the ownership of and the loss, theft or destruction or mutilation of this Warrant, and (in the case or loss, theft or destruction) of an indemnity reasonably satisfactory to the Corporation, and (in the case of mutilation) upon the surrender and cancellation of this Warrant.

11.    Attorney Fees.    The prevailing party in any suit brought to enforce or interpret this Warrant shall be entitled to recover reasonable attorneys fees and court and other costs in addition to any other relief awarded.

12.    Applicable Law.    THIS WARRANT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF TEXAS, EXCLUDING CONFLICTS-OF-LAW PROVISIONS THEREOF.

13.    Notices.    Any notice required or permitted to be sent hereunder shall be effective when: (a) actually delivered, or (b) whether or not actually received, when deposited in the United States mail, postage prepaid, certified mail, return receipt requested, and addressed in the case of the Corporation, to the Corporation’s principal office, Attention: The President, and addressed in the case of Holder, to Holder’s last known address as shown on the books and records of the Corporation. Each party may change its address for notice by notice to the other party.

14.    Entire Agreement.    This written document, together with any other written document executed contemporaneously herewith, represents the final agreement of the parties with respect to the subject matter of this document and may not be contradicted by evidence of prior or contemporaneous oral agreements of the parties. There are no unwritten oral agreements between the Corporation and Holder regarding the subject matter of this document.

15.    Miscellaneous.    This Warrant may not be amended except by an instrument in writing signed by the Corporation and Holder.

NORTH AMERICAN TECHNOLOGIES GROUP, INC

14315 West Hardy Road

Houston, TX 77060

ATTENTION: The President

By:	/s/ Henry W. Sullivan
Henry W. Sullivan, President

EXERCISE FORM

(To be executed by Holder to purchase

Shares of Common Stock pursuant to the Warrant)

The undersigned Holder of the attached Warrant hereby irrevocably:

(1)    Elects to purchase                              Shares of Common Stock of North American Technologies Group, Inc. pursuant to this Warrant and encloses payment of $                         therefor (by certified or bank cashier’s check); and

(2)    If the foregoing number of Shares is not all of the Shares purchasable under this Warrant, requests that a new Warrant of like tenor for the balance of the remaining Shares purchasable under this Warrant.

Date	Holder’s Signature